CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this registration statement of Key Link Assets Corp., on Post-effective amendment No. 3 to Form S-1/A to be filed with the commission on or about March 25, 2016 of our report dated March 16, 2016 relating to the financial statements of Key Link Assets Corp., which appears in such Registration Statement.  We also consent to the reference to us under the heading “Experts” in this registration statement.

/s/ LBB & Associates Ltd., LLP

Houston, Texas

March 25, 2016

10260 WESTHEIMER ROAD, SUITE 310 * HOUSTON, TEXAS 77042 * TEL: (713) 800-4343 * FAX: (713) 456-2408